Draft of February 13, 1997

                      PETROLEUM HEAT AND POWER CO., INC.
                      THIRD AMENDMENT AND RESTATEMENT OF
                             PURCHASE AGREEMENTS
                         Dated as of February 1, 1997
          Re: 250,000 Shares of 1989 Preferred Stock, Par Value $.10
                               Exchangeable for
                              Subordinated Notes
                              DUE AUGUST 1, 1999

                          Amending and Restating the
               Purchase Agreements dated as of August 1, 1989,
                            as heretofore amended

                              TABLE OF CONTENTS
                        (Not a part of the Agreement)

SECTION                                   HEADING                           PAGE

ARTICLE I         AMENDMENT AND RESTATEMENT OF THE EXISTING PURCHASE
                    AGREEMENTS.................................................2
SECTION 2.        REPRESENTATIONS..............................................2
     Section 2.1.     Representations of the Company...........................2
SECTION 3.        EFFECTIVE DATE CLOSING CONDITIONS............................6
     Section 3.1.     Closing Certificate......................................6
     Section 3.2.     Legal Opinions...........................................7
     Section 3.3.     Satisfactory Proceedings.................................7
     Section 3.4.     Consummation of Sale of 1997 Preferred Stock.............7
     Section 3.5.     Payment of Special Counsel Fees..........................7
SECTION 4.        EXCHANGE OF PREFERRED STOCK FOR NOTES........................7
     Section 4.1.     Exchange of Preferred Stock for Notes....................7
     Section 4.2.     Note Closing Conditions..................................8
SECTION 5.        COMPANY COVENANTS............................................9
     Section 5.1.     Corporate Existence, etc.................................9
     Section 5.2.     Insurance................................................9
     Section 5.3.     Taxes, Claims for Labor and Materials, Compliance
                        with Laws..............................................9
     Section 5.4.     Maintenance, etc........................................10
     Section 5.5.     Nature of Business......................................10
     Section 5.6.     Limitations on Funded Debt..............................10
     Section 5.7.     Subsidiary Stock........................................11
     Section 5.8.     Dividends, Stock Purchases..............................11
     Section 5.9.     Mergers, Consolidations and Sales of Assets.............12
     Section 5.10.    Guaranties..............................................12
     Section 5.11.    Repurchase of Notes.....................................12
     Section 5.12.    Transactions with Affiliates............................13
     Section 5.13.    Termination of Pension Plans............................13
     Section 5.14.    Reports and Rights of Inspection........................13
     Section 5.15.    Limitation on Indebtedness and Preferred Stock
                        of Subsidiaries.......................................15
     Section 5.16.    Limitation on Restrictions on Distributions from
                        Subsidiaries..........................................16
SECTION 6.        PREPAYMENT OF NOTES.........................................17
     Section 6.1.     Mandatory Prepayment on Change of Ownership.............17
     Section 6.2.     Optional Prepayments....................................19
     Section 6.3.     Notice of Prepayments...................................20
     Section 6.4.     Allocation of Prepayments...............................20
SECTION 7.        SUBORDINATION OF NOTES......................................20
     Section 7.1.     Subordination to Senior Indebtedness....................20
     Section 7.2.     Proofs of Claim.........................................21
     Section 7.3.     No Waiver...............................................21
     Section 7.4.     Rights of Holders of Senior Indebtedness................22
     Section 7.5.     Rights of Holders of Notes..............................22

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SECTION 8.        EVENTS OF DEFAULT WITH RESPECT TO NOTES AND REMEDIES
                    THEREFOR..................................................22
     Section 8.1.     Events of Default.......................................22
     Section 8.2.     Notice to Holders.......................................23
     Section 8.3.     Acceleration of Maturities..............................23
     Section 8.4.     Rescission of Acceleration..............................24
SECTION 9.        AMENDMENTS, WAIVERS AND CONSENTS............................24
     Section 9.1.     Consent Required........................................24
     Section 9.2.     Effect of Amendment or Waiver...........................25
SECTION 10.       INTERPRETATION OF AGREEMENT; DEFINITIONS....................25
     Section 10.1.    Definitions.............................................25
     Section 10.2.    Accounting Principles...................................34
     Section 10.3.    Directly or Indirectly..................................34
SECTION 11.       MISCELLANEOUS...............................................34
     Section 11.1.    Designation of Observers................................34
     Section 11.2.    Agreement to Amend Charter..............................35
     Section 11.3.    Direct Payment..........................................35
     Section 11.4.    Registration and Transfers of the Notes.................36
     Section 11.5.    Exchange of Preferred Stock and Notes...................36
     Section 11.6.    Loss, Theft, etc. of Preferred Stock or Notes...........37
     Section 11.7.    Repurchase of Preferred Stock or Notes..................37
     Section 11.8.    Expenses, Stamp Tax Indemnity...........................38
     Section 11.9.    Notices.................................................38
     Section 11.10.   Successors and Assigns..................................38
     Section 11.11.   Survival of Covenants and Representations...............38
     Section 11.12.   Severability............................................38
     Section 11.13.   Governing Law...........................................39
     Section 11.14.   Captions................................................39
ARTICLE II        AMENDMENTS TO SCHEDULES AND EXHIBITS TO EXISTING
                    PURCHASE AGREEMENTS.......................................39
ARTICLE III       MISCELLANEOUS...............................................39
     Section 3.1.     Ratification of Existing Purchase Agreements............39
     Section 3.2.     Counterparts............................................39
     Section 3.3.     Fees and Expenses.......................................39
     Section 3.4.     References to Original Purchase Agreements..............39
     Section 3.5.     Governing Law...........................................39
     Section 3.6.     Consent to Issuance of 1997 Preferred Stock.............40
Signature Page................................................................41

ATTACHMENTS TO THIRD AMENDMENT AND RESTATEMENT:
Schedule I  -- Name and Address of Holders of 1989 Preferred Stock
Schedule II -- Names of Holders of Beneficial Interest of Class C Common Stock

Exhibit A  --    Certificate of Designation
Exhibit B  --    Preferred Stock Closing Certificate of the Company
Exhibit C  --    Description of Chapman and Cutler's Preferred Stock Closing
                 Opinion
Exhibit D  --    Description of Phillips Nizer Benjamin Krim & Ballon LLP
                 Preferred Stock Closing Opinion
Exhibit E  --    Form of Subordinated Note
Exhibit F  --    Note Closing Certificate of the Company
Exhibit G  --    Description of Note Closing Opinion of Special Counsel to
                 Holders
Exhibit H  --    Description of Note Closing Opinion of Counsel to Company
Exhibit I  --    Description of Minnesota Counsel Note Closing Opinion
Exhibit J  --    Subsidiaries of the Company
Exhibit K  --    Current Debt, Funded Debt, Capitalized Leases and Long-Term
                 Leases of the Company and its Subsidiaries

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                       PETROLEUM HEAT AND POWER CO., INC.
                                DAVENPORT STREET

                           STAMFORD, CONNECTICUT 06904
                       THIRD AMENDMENT AND RESTATEMENT OF

                               PURCHASE AGREEMENTS

     RE:            250,000 ORIGINALLY ISSUED SHARES OF 1989
                          PREFERRED STOCK EXCHANGEABLE

                             FOR SUBORDINATED NOTES
                               DUE AUGUST 1, 1999

                           Amending and Restating the
                 Purchase Agreements dated as of August 1, 1989,

                              as heretofore amended

                                                    Dated as of February 1, 1997

To the Holders of the 1989 Preferred Stock
Listed on the Attached Schedule I
Ladies and Gentlemen:

      Reference is hereby made to the separate Purchase Agreements each dated as of August 1, 1989 (the "Original Purchase Agreements") between Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), and the respective Purchasers named therein (the Original Purchase Agreements, as heretofore amended by the First Amendment dated as of January 24, 1994 (the "First Amendment") and the Second Amendment dated as of November 28, 1995, are herein referred to as the "Existing Purchase Agreements"), pursuant to which the Company issued 250,000 shares of its 1989 Preferred Stock, due August 1, 1999 (the "Preferred Stock").

      The Company now proposes to (i) issue $60,000,000 aggregate principal amount of its Senior Notes due October 1, 2002 (the "2002 Notes") pursuant to the separate Note Agreements each dated as of February 1, 1997 between the Company and each of the respective Purchasers named therein, in exchange for the $30,000,000 aggregate principal amount of the Company's Senior Notes due October 1, 1998 and the $30,000,000 aggregate principal amount of the Company's Subordinated Notes due October 1, 1998, (ii) issue $30,000,000 aggregate liquidation preference of its Exchangeable Preferred Stock (the "1997 Preferred Stock") pursuant to Rule 144A under the Securities Act of 1933, as amended, and
(iii) amend the terms of the $6,250,000 original principal amount 14.10% Subordinated Notes of the Company and the $6,250,000 original principal amount 14.10% Senior Notes of the Company pursuant to that certain Sixth Amendment and Restatement of Note Agreement dated as of February 1, 1997 between the Company and the holder of such Notes (the transactions described in the foregoing clauses (i) through (iii) are herein referred to as the "Proposed Transactions").

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      In order to permit the Proposed Transactions, the Company now desires, and the Company and each of you hereby agree, subject to satisfaction of the conditions precedent set forth in ss.3 hereof (the "Closing Conditions"), to amend and restate the Existing Purchase Agreements as of February 18, 1997 or, in the event that all Closing Conditions have not been satisfied as of February 18, 1997, such later date on or prior to February 28, 1997 as of which all such closing conditions have been satisfied (such date or such later date is herein referred to as the "Effective Date") in the respects, but only in the respects, hereinafter set forth in this Third Amendment and Restatement of Purchase Agreements (this "Agreement"):

                                   ARTICLE I

                            AMENDMENT AND RESTATEMENT
                       OF THE EXISTING PURCHASE AGREEMENTS

Sections 2 through 10 of the Existing Purchase Agreements shall be and are hereby amended and restated in their entirety to read as follows:

SECTION 2. REPRESENTATIONS.

      Section 2.1. Representations of the Company. The Company represents and warrants to you as of the date hereof that:

            (a) Subsidiaries. Exhibit J attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. The Company and each Subsidiary has title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any lien except as disclosed in the notes to the financial statements referred to in paragraph (d) hereof or in Exhibit K attached hereto. All such shares have been duly issued and are fully paid and non-assessable.

            (b) Corporate Organization and Authority. The Company and each Subsidiary

                  (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;
            and

                  (ii) has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

            (c) Business and Property. You have heretofore been furnished with a copy of the Company's Preliminary Offering Memorandum dated January 29, 1997 prepared by Donaldson Lufkin & Jenrette Securities Corporation regarding the

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      issuance and sale of the Company's 1997 Preferred Stock referred to in ss.3.4 (the "Memorandum") which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

            (d) Financial Statements. The balance sheets of the Company as of December 31 in each of the years 1991 through 1995, and the statements of income and shareholders equity and changes in financial position for the fiscal years ended on said dates accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by KPMG Peat Marwick LLP, certified public accountants, and the unaudited balance sheet of the Company as of September 30, 1996 and the unaudited statements of income and shareholders' equity and changes in financial position for the nine-month period ended on such date, copies of which have been delivered to you, have been prepared in accordance with generally accepted accounting principles consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of its operations and changes in its financial position or consolidated statements of its cash flow for such periods.

            (e) Indebtedness. Exhibit K attached hereto correctly describes all Working Capital Borrowings, Funded Debt, Capitalized Leases and Long-Term Leases of the Company and its Subsidiaries outstanding as of January 31, 1997.

            (f) Full Disclosure. Neither the financial statements referred to in paragraph (d) nor this Agreement, the Memorandum or any written statement furnished by the Company to you in connection with the execution and delivery of this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform this Agreement, the Notes or the Restated and Amended Articles of Incorporation of the Company as they apply to the Preferred Stock.

            (g) Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      against or affecting the Company or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries, or the ability of the Company to perform this Agreement, the Notes or the Restated and Amended Articles of Incorporation of the Company as they apply to the Preferred Stock. Neither the Company nor any Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

            (h) Title to Properties. The Company and each Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has title to all the other property it purports to own, including that reflected in the balance sheet as of September 30, 1996 referred to in paragraph (d) except as sold or otherwise disposed of in the ordinary course of business and except for liens disclosed in notes to the financial statements referred to in paragraph (d) hereof or in Exhibit K attached hereto and except for liens, easements and minor defects in title thereto that do not materially adversely affect the value of such property.

            (i) Patents and Trademarks. The Company and each Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any known material conflict with the rights of others.

            (j) Sale is Legal and Authorized. (i) On (A) the Effective Date the compliance by the Company with all of the provisions of this Agreement and the Restated and Amended Articles of Incorporation of the Company as they apply to the Preferred Stock and (B) each Note Closing Date, the issuance of the Notes in exchange for the Preferred Stock and compliance by the Company with all of the provisions of this Agreement and the Notes --

                  (y) will be within the corporate powers of the Company and will have been duly authorized by proper corporate action on the part of the Company; and

                  (z) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Restated and Amended Articles of Incorporation or By-laws of the

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any liens or encumbrances on any property of the Company.

                  (ii) When executed and delivered pursuant hereto on each Note
            Closing Date, the Notes will be, legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency and other laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally.

            (k) No Defaults. On the Effective Date and on each Note Closing Date, no Default or Event of Default as defined in this Agreement will have occurred and be continuing and no event will have occurred and be continuing which would constitute a Default or an Event of Default were any Notes outstanding on such date. Neither the Company nor any Subsidiary is in default in the payment of principal or interest on any Indebtedness for borrowed money nor in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

            (l) Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of this Agreement or the Notes or the compliance by the Company with any of the provisions of this Agreement, the Notes or the Restated and Amended Articles of Incorporation of the Company as they apply to the Preferred Stock.

            (m) Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Company does not know of any proposed additional tax assessment against it or any Subsidiary for which adequate provision has not been made on its accounts. The Federal income tax liability of the Company and its Subsidiaries has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1991 and no controversy in respect of a material amount

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      of additional income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Subsidiary is adequate for all open years, and for its current fiscal period.

            (n) No Violation of Section 7 of Securities Exchange Act. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of proceeds, upon any exchange of Preferred Stock for Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

            (o) Registration. The Preferred Stock is not an equity security of a class which is, or is required to be, registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and the provisions of
      Section 13(d)(1) of said Act are not applicable to the Preferred Stock.

            (p) Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Preferred Stock or the Notes or any similar Security (other than the 1997 Preferred Stock) to, or has solicited or will solicit an offer to acquire the Preferred Stock or the Notes or any similar Security (other than the 1997 Preferred Stock) from, or has otherwise approached or negotiated or will approach or negotiate in respect of the Preferred Stock or the Notes or any similar Security (other than the 1997 Preferred Stock) with any Person other than you and the other Purchaser. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Preferred Stock or the Notes or any similar Security to, or has solicited or will solicit an offer to acquire the Preferred Stock or the Notes or any similar Security from any Person so as to bring the issuance and sale of the Preferred Stock or the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

            (q) Employee Retirement Income Security Act of 1974. The consummation of the transactions provided for in this Agreement and compliance by the Company with the provisions hereof and the Preferred Stock and Notes issued hereunder will not involve any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") or Section 4975 of the Internal Revenue Code of 1954, as amended. No "employee pension benefit plans",

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      as defined in ERISA ("Plans"), maintained by the Company or any Person which is under common control with the Company within the meaning of
      Section 4001(b) of ERISA, nor any trusts created thereunder, have incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor did the present value of all benefits vested under all Plans exceed, as of January 1, 1996, the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by more than $7,200,000.

            (r) Investment Company Act. Neither the Company nor any Subsidiary is, and neither is directly or indirectly controlled by, or acting on behalf of any Person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (s) Absence of Holding Company Status. The Company is not a "holding company" or a subsidiary or affiliate of a "holding company", or a subsidiary company of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (t) Dividends. The Company is not in arrears in the payment of any dividends on any outstanding shares of its capital stock.

SECTION 3. EFFECTIVE DATE CLOSING CONDITIONS.

      The effectiveness of this Agreement shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the Effective Date and to the following further conditions precedent, and the Company will use its best efforts to fulfill all of such conditions:

      Section 3.1. Closing Certificate. On the Effective Date, all representations and warranties of the Company set forth in ss.2.1 hereof shall be true and correct, and you shall have received a certificate dated the Effective Date to such effect, signed by a Chief Executive Officer or any Vice President of the Company, substantially in the form attached hereto as Exhibit B.

      Section 3.2. Legal Opinions. On the Effective Date, you shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction and from Phillips Nizer Benjamin Krim & Ballon LLP counsel for the Company, their respective opinions, dated the Effective Date, in form and substance satisfactory to you and covering the matters set forth in Exhibits C and D, respectively, hereto.

      Section 3.3. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


(executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

      Section 3.4. Consummation of Sale of 1997 Preferred Stock. On or prior to the Effective Date, the Company shall have consummated the issuance and sale pursuant to Rule 144A under the Securities Act of 1933, as amended, of $30,000,000 aggregate liquidation preference of its Exchangeable Preferred Stock (the "1997 Preferred Stock").

      Section 3.5. Payment of Special Counsel Fees. Without limiting the provisions of ss.11.8, the Company shall have paid on the Effective Date the reasonable fees, charges and disbursements of your special counsel referred to in ss.3.2 above to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.

SECTION 4. EXCHANGE OF PREFERRED STOCK FOR NOTES.

      Section 4.1. Exchange of Preferred Stock for Notes. The Company, from time to time, on any Business Day specified by the Company, upon not less than 14 days' nor more than 30 days' prior written notice to each holder of the then outstanding shares of Preferred Stock (any such day, with respect to the Notes to be issued on such day the "Note Closing Date"), may cause all or any part of such then outstanding shares of Preferred Stock to be redeemed by issuing, in exchange therefor, its Subordinated Notes due August 1, 1999 (the "Notes") substantially in the form attached hereto as Exhibit E, provided, that the amount of Preferred Stock exchanged on any Note Closing Date shall be not less than 10,000 shares and increments of 2,000 shares in excess thereof. Dividends on the Preferred Stock so redeemed shall cease to accrue on the Note Closing Date and the Company will pay interest on the Notes, at the rate and on the dates specified therein, on and after the Note Closing Date. As contemplated by
Section 1.3 of the First Amendment, Notes issued in exchange for any shares of Preferred Stock shall bear interest at the rate of 12% per annum.

      At 10:00 A.M. local time on any Note Closing Date, each holder of any then outstanding shares of Preferred Stock to be exchanged shall deliver the certificate or certificates evidencing such shares to the Company at the address then designated for the receipt of notices in ss.11.9 hereof upon receipt from the Company of the following:

            (i) payment to such holder of an amount equal to all accrued and unpaid cumulative dividends on the outstanding shares of Preferred Stock held by such holder (whether or not earned or declared) to, but not including, the Note Closing Date; and

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            (ii) Notes, dated the Note Closing Date, in the aggregate principal amount (after giving effect to any mandatory redemptions made with respect to the Preferred Stock on such Note Closing Date) which would then be payable with respect to the Preferred Stock held by such holder in the event of an involuntary liquidation, dissolution or winding up of the Company.

      The Notes delivered to each holder will be delivered in such denominations and in such holder's name or the name of such nominee or nominees as such holder may specify at least three days prior to the Note Closing Date. Unless any holder shall otherwise request, the Notes to be delivered to each holder will be in the form of a single Note registered in the name of such holder. All partial exchanges of Preferred Stock shall be applied on all outstanding Preferred Stock ratably in accordance with the liquidation preference thereof and in inverse order of the date of original issuance thereof, but only in units of whole shares, and to the extent that such ratable application shall not result in non-fractional shares, the Company shall exchange, as nearly as practicable on such Note Closing Date, that number of shares of Preferred Stock issued on each date of issuance thereof (each such date a "Preferred Stock Closing Date") then held by each holder that bears the same proportion to the total number of shares to be exchanged as the total number of shares of Preferred Stock issued on such Preferred Stock Closing Date held by such holder bears to the total number of shares of Preferred Stock issued on such Preferred Stock Closing Date then outstanding. Adjustment may be made by the Company to the end that successive applications shall result in substantially ratable exchanges.

      Section 4.2. Note Closing Conditions. Your obligation to exchange Preferred Stock for Notes on each Note Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes on such Note Closing Date and to the following further conditions precedent and the Company will use its best efforts to fulfill all of such conditions:

            (a) Closing Certificates. On each Note Closing Date, all representations and warranties of the Company set forth in ss.2.1 hereof shall be true and correct, and concurrently with the delivery of Notes to you on such Note Closing Date, you shall have received a certificate dated such Note Closing Date to such effect, signed by a Chief Executive Officer of the Company substantially in the form attached hereto as Exhibit F, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            (b) Legal Opinions. Concurrently with the delivery of Notes to you on each Note Closing Date, you shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Phillips Nizer Benjamin Krim & Ballon LLP, counsel for the Company and Dorsey & Whitney, Minnesota counsel to the Company, their respective opinions dated such Note Closing Date, in form and substance satisfactory to you, and covering applicable matters set forth in Exhibits G, H and I, respectively, hereto.

            (c) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

            (d) Related Transactions. Prior to or concurrently with the exchange of Notes for Preferred Stock on each Note Closing Date, the Company shall have consummated the exchange of the entire principal amount of the Notes scheduled to be exchanged on such Note Closing Date pursuant to this Agreement and the other agreements referred to in ss.1.3.

SECTION 5. COMPANY COVENANTS.

      From and after the First Note Closing Date and continuing so long as any Notes remain outstanding:

      Section 5.1. Corporate Existence, etc. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, the absence of which would materially and adversely affect the properties, business, prospects or the condition of the Company and its Subsidiaries, provided that the foregoing shall not prevent any transaction permitted by ss.5.9.

      Section 5.2. Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers rated by A.M. Best & Company A-X or better, in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties; provided, however, that if insurance coverage by an insurer with such rating is not available for any such risk, then the Company shall maintain insurance coverage, for such risk, by an insurer with the highest

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


rating for insurers which provide insurance coverage for such risk.

      Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books adequate reserves with respect thereto, if required by generally accepted accounting principles. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974 and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which would materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Subsidiaries or would result in any lien or charge upon any property of the Company or any Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books adequate reserves with respect thereto, if required by generally accepted accounting principles.

      Section 5.4. Maintenance, etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


interest) in repair and working order as is customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

      Section 5.5. Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, giving effect thereto, less than 80% of the Consolidated Operating Cash Flow of the Company for the 12 months ended with its most recently ended fiscal quarter would be attributable to the distribution of home heating oil (#2 fuel oil), propane and related products (including the distribution of other petroleum products which were distributed by the Company during its fiscal year ending December 31, 1996), all as determined in accordance with generally accepted accounting principles.

      Section 5.6. Limitations on Funded Debt. Neither the Company nor any of its Subsidiaries will incur, create, assume, guarantee or otherwise become liable for any additional Funded Debt unless, after giving effect thereto, the Company's Consolidated EBITDA Coverage Ratio exceeds 2.0 to 1.

      The foregoing restriction on additional Funded Debt shall not be applicable to (i) Funded Debt incurred to refund, extend or renew up to an equal amount of outstanding Funded Debt; provided, that, if any Funded Debt is incurred for the purpose of refunding, extending or renewing any Indebtedness which is subordinate to the Senior Notes, such Funded Debt must be subordinated to the Senior Notes to the extent such Indebtedness is so subordinated, and (ii) additional Funded Debt in an aggregate amount not to exceed $25 million at any one time outstanding; provided, however, that Funded Debt incurred pursuant to this subsection (ii) shall be deemed not to be outstanding for purposes of this subsection (ii) if at the end of any period of four consecutive fiscal quarters ending after the incurrence of such Funded Debt the Company's Consolidated EBITDA Coverage Ratio exceeds 2.0 to 1.

      Section 5.7. Subsidiary Stock. The Company shall not directly or indirectly create, assume or suffer to exist any lien, charge or encumbrance on any capital stock of any of its Subsidiaries. The Company shall not permit any Subsidiary to issue or at any time to have outstanding any shares of preferred stock, except as permitted underss.5.15.

      Section 5.8. Dividends, Stock Purchases. The Company shall not declare or pay any dividend or make any distribution on its capital stock or to its shareholders or make any loan or advance to its shareholders (other than dividends or distributions payable in its capital stock) or purchase, redeem or otherwise

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                           Third Amendment and Restatement of Purchase Agreement


acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any capital stock of the Company (i) if at the time of such action an Event of Default shall have occurred and be continuing, or (ii) if, upon giving effect to such dividend, distribution, loan, advance, purchase, redemption, or other acquisition or retirement, the aggregate amount expended for all such purposes subsequent to December 31, 1987 (giving effect to any repayments of such loans or advances), shall exceed the sum of (a) 50% of the aggregate Cash Flow of the Company accrued on a cumulative basis for each of the fiscal years subsequent to December 31, 1986, and (b) the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive), received by the Company from the issue or sale after July 1, 1987, of capital stock of the Company, including capital stock issued upon the conversion of, or exchange for, Indebtedness; provided, however, that (x) the foregoing shall not prevent the payment of any dividend within 60 days after the date of declaration of such dividend, if at said date such declaration complied with this covenant; (y) in the event that the Company purchases, redeems or otherwise acquires or retires any capital stock of the Company in exchange for promissory notes of the Company then, so long as no Preferred Stock shall remain outstanding and such promissory notes are junior and subordinate to the Notes, the principal of and interest on such subordinated promissory notes shall not be included for purposes of the foregoing until such time as payments of principal or interest are made thereon; and (z) notwithstanding the limitations of this ss.5.8, the Company may in each fiscal year, so long as no Default or Event of Default shall have occurred and be continuing, pay dividends on, and make mandatory or optional redemptions and exchanges of, the Preferred Stock pursuant to this Agreement, it being understood that any such dividends, redemptions and exchanges permitted by this clause (z) shall be taken into account in determining the amount of any other dividend, distribution, loan, advance, purchase, acquisition, redemption or retirement to be made.

      Section 5.9. Mergers, Consolidations and Sales of Assets. The Company shall not consolidate with or merge into any other corporation or transfer all or substantially all of its properties and assets as an entirety to any person, unless:

            (a) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company as an entirety are transferred (i) shall be a corporation organized and existing under the laws of the United States

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      of America or any state thereof or the District of Columbia, (ii) shall expressly assume all the obligations of the Company under the Note Agreement, (iii) shall be a person with a consolidated net worth immediately after such transaction at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (iv) would, after giving effect to such transaction, be able to issue at least one dollar ($1.00) of additional Funded Debt under the provisions of ss.5.6;

            (b) immediately after giving effect to such transaction, no Event of Default or no Default shall have occurred and be continuing; and

            (c) the Company has delivered to the Noteholders an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this covenant.

      Any sale or other transfer by the Company of a material part of any of its properties or assets not in the ordinary course of business shall be for a price which is not less than the fair market value of the property or assets so sold or transferred, as determined in good faith by the Board of Directors of the Company.

      Notwithstanding the foregoing, any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Wholly-owned Subsidiary or Wholly-owned Subsidiaries.

    Section 5.10. Guaranties. In addition to the other restrictions contained herein, including, without limitation, the restrictions contained in ss.ss.5.6 and 5.15 hereof, the Company will not and will not permit any Subsidiary to become or be liable in respect of any Guaranty except (i) any Guaranty of the Company of any obligation of any Wholly-owned Subsidiary, (ii) any Guaranty of any Subsidiary of any obligation of any Wholly-owned Subsidiary or of the Company, and (iii) Guaranties of the Company which are limited in amount to a stated maximum dollar exposure and included in Indebtedness permitted by this Agreement.

      Section 5.11. Repurchase of Notes. Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless the offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

      Section 5.12. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


(including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, not detrimental to the interest of the Company or such Subsidiary.

      Section 5.13. Termination of Pension Plans. The Company will not and will not permit any Subsidiary to permit any employee benefit plan maintained by it to be terminated in a manner which could result in the imposition of a lien on any property of the Company or any Subsidiary pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974, as amended, if the enforcement of all such liens then in effect would have a material and adverse effect on the properties, business, prospects or the condition of the Company and its Subsidiaries.

      Section 5.14. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with generally accepted principles of accounting consistently maintained (except for changes disclosed in the financial statements furnished to you pursuant to this ss.5.14 and concurred in by the independent public accountants referred to in ss.5.14(b) hereof), and will furnish to you so long as you are the holder of any Note and to each other institutional holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

            (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, duplicate copies of:

                  (1) consolidated balance sheets of the Company and its
            Subsidiaries as of the close of such quarter setting forth in comparative form the amount for the end of the preceding fiscal year,

                  (2) consolidated statements of income and retained earnings of the Company and its Subsidiaries for such quarterly period, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and

                  (3) consolidated statements of cash flows of the Company and its Subsidiaries for the portion of the fiscal year ending with such quarter, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            all in reasonable detail and certified as complete and correct, by the chief financial officer of the Company;

            (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, duplicate copies of:

                  (1) consolidated balance sheets of the Company and its
            Subsidiaries as of the close of such fiscal year, and

                  (2) consolidated statements of income and retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year,

      in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition of the Company and its Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

            (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

            (e) Requested Information. With reasonable promptness, such other data and information (including information as to the ownership of the capital stock of the Company) as you or any such institutional holder may reasonably request;

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            (f) Officers' Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of the chief financial officer of the Company stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of ss.5.6 through ss.5.13, inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of his knowledge after reasonable inquiry, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto; and

            (g) Accountants' Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement, and if any such condition or event then exists, specifying the nature and period of existence thereof.

      Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each institutional holder of the then outstanding Notes (or such Persons as either you or such holder may designate) to visit and inspect, any of the properties of the Company or any Subsidiary, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, corporate staff and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection.

      Section 5.15. Limitation on Indebtedness and Preferred Stock of Subsidiaries. The Company will not permit any Subsidiary to incur or in any manner be or become liable in respect of any

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


Indebtedness or issue or have outstanding any preferred stock except: (i) Indebtedness or preferred stock issued to and held by the Company or a Wholly-owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-owned Subsidiary ceasing to be a Wholly-owned Subsidiary or any subsequent transfer of such Indebtedness or preferred stock (other than to the Company or a Wholly-owned Subsidiary) will be deemed, in each case, to constitute the incurrence of such Indebtedness or the issuance of such preferred stock, as the case may be, by the issuer thereof; (ii) Indebtedness incurred or preferred stock of a Subsidiary issued and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness incurred or preferred stock issued in contemplation of, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company), provided that at the time such Subsidiary is acquired by the Company, after giving effect to such Indebtedness or preferred stock of such Subsidiary, the Company's Consolidated EBITDA Coverage Ratio exceeds 2. 0 to 1; (iii) Indebtedness or preferred stock (other than Indebtedness or preferred stock described in clause (i), (ii), (iv) or (vi) of this covenant) incurred or issued and outstanding on or prior to the January 26, 1994; (iv) Indebtedness of a Subsidiary consisting of guarantees issued by such Subsidiary and outstanding on January 26, 1994 and Indebtedness of a Subsidiary consisting of guarantees issued subsequent to such date, in each case, to the extent such guarantee guarantees Bank Debt; (v) Indebtedness of a Subsidiary (other than Indebtedness described in clause (iv) above) consisting of guarantees of Funded Debt of the Company permitted by the first paragraph of ss.5.6, provided that contemporaneously with the incurrence of such Indebtedness by such Subsidiary, such Subsidiary issues a guarantee for the pro rata benefit of the holders of the Notes; and (vi) Indebtedness or preferred stock issued in exchange for, or the proceeds of which are used to refund or refinance, Indebtedness or preferred stock referred to in the foregoing clause (ii) or
(iii); provided, however, that (1) the principal amount of such Indebtedness or preferred stock so incurred or issued will not exceed the principal amount of the Indebtedness or preferred stock so exchanged or refinanced and (2) the Indebtedness or preferred stock so incurred or issued will (A) have a Stated Maturity later than the Stated Maturity of the Indebtedness or preferred stock being exchanged or refinanced and (B) will have an Average Life equal to or greater than the

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


remaining Average Life of the Indebtedness or preferred stock so exchanged, refunded or refinanced.

      For purposes of this ss.5.15, the term "preferred stock" shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      Section 5.16. Limitation on Restrictions on Distributions from Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except: (1) any encumbrance or restriction pursuant to an agreement in effect on the January 26, 1994; (2) any encumbrance or restriction with respect to a Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness issued in contemplation of, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date; (3) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clause (1) or (2) or contained in any amendment to an agreement referred to in the foregoing clause (1) or (2); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are no less favorable to holders of the Notes than the encumbrances and restrictions contained in such agreements; (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease; (5) in the case of clause (iii) above, restrictions contained in security agreements securing Indebtedness of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; and
(6) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

SECTION 6. PREPAYMENT OF NOTES.

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


     Section 6.1. Mandatory Prepayment on Change of Ownership. In the event the Company has knowledge of a Change of Ownership, the Company will give written notice (herein called "Company Notice") of such fact to all holders of the Notes then outstanding. Said Company Notice shall be delivered within 30 days after the occurrence of such Change of Ownership; provided, however that if the Company does not then have knowledge of such fact, such Company Notice shall be delivered upon receipt of such knowledge by the Company. The Company Notice shall (i) provide a summary of the nature of the Change of Ownership giving rise to the mandatory prepayment and a summary of the terms of, or a copy of, this ss.6.1, and (ii) state the number of shares and percentage of each Class of Voting Stock of the Company which shall continue to be beneficially owned and controlled by the Sevin Group and/or the Traber Group (and specifying the number of shares of each such class held of each such group), either directly or indirectly, immediately after the occurrence of such Change of Ownership.

      As used herein, the term "Change of Ownership" shall mean

            (a) any issue, sale or other disposition of shares of common stock of the Company which results in the number of shares of the common stock beneficially owned by the Sevin Group being less than 15% of the issued and outstanding shares of common stock (other than the Permitted Common Stock defined below), other than (i) the issuance, in connection with an underwritten public offering pursuant to a registration statement filed with the Securities and Exchange Commission (a "public offering"), of additional common stock ranking equally with Class A Common Stock as to payment of dividends and as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Company ("Permitted Common Stock") or the issuance of any Permitted Common Stock upon conversion of any convertible preferred stock issued pursuant to a public offering, (ii) a sale or disposition of shares of common stock to one or more members of the Traber Group, and (iii) a disposition of shares of common stock to a testamentary trust, all beneficiaries of which are members of the immediate family of a member of the Sevin Group and all trustees of which are members of the Sevin Group and, under the terms of the trust, have the power to vote such shares on all matters as to which the holders of such shares have the power to vote, so long as, giving effect to any of the events referred to in the foregoing clauses (i), (ii) and (iii), the Sevin Group and the Traber Group together have beneficial ownership (or, in the case of an event referred

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      to in the foregoing clause (iii), voting control) of a sufficient number of shares of the capital stock of the Company to entitle them to elect, and they do elect, at least the smallest number of directors that is necessary to constitute a majority of the Company's Board of Directors;

            (b) any event which results in the number of directors of the Company's Board of Directors who are designated by the Sevin Group constituting less than a majority of the Board; or

            (c) any of the following events: (i) the holders of any of the Public Debentures have the right to require the Company to purchase any such Public Debentures pursuant to Section 4.08 of any of the Public Indentures, (ii) any holder of 2002 Notes exercises its right to declare any such notes to be due and payable pursuant to Section 2.1 of the separate Note Agreements, dated as of February 1, 1997, relating thereto (the "1997 Note Agreements"), (iii) any holder of 2001 Notes exercises its right to declare any such notes to be due and payable pursuant to Section 5.2(A) of the Sixth Amendment and Restatement of Note Agreement, dated as of February 1, 1997, relating thereto (the "Amendment and Restatement"),
      (iv) the Company is required to make an offer to each holder of the 1997 Preferred Stock to redeem all or any part of such holder's 1997 Preferred Stock pursuant to paragraph 5(a) of the Certificate of Designation, or (v) any holder of 2002 Notes, 2001 Notes, 1997 Preferred Stock or Public Debentures shall have received any consideration (whether in the form of cash, a change in the rate of interest or dividends relating to such notes, debentures or preferred stock, a change in any other provision of the terms of such notes, debentures or preferred stock, or otherwise) to amend, modify, waive or otherwise give up its right to declare any such notes, debentures or preferred stock to be due and payable upon a "Change of Ownership," as defined in the 1997 Note Agreements or the Amendment and Restatement, or a "Change of Control" as defined in the Public Indentures and the Certificate of Designation, as the case may be; provided, however, that an amendment to or waiver or other modification of paragraph 5(a) of the Certificate of Designation, Section 2.1 of the 1997 Note Agreements or
      Section 5.2(A) of the Amendment and Restatement shall not, in the absence of any consideration, constitute a Change of Ownership.

      Upon the receipt of such Company Notice or, if no Company Notice is given, upon the occurrence of a Change of Ownership, the holder or holders of any Notes shall have the privilege, upon written notice to the Company declaring all Notes


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                           Third Amendment and Restatement of Purchase Agreement


held by such holder or holders serving such notice to become due and payable, to have such Notes become due and payable, and thereupon such Notes shall become due and payable on such date as the Company shall specify (which date shall be not later than 90 days after such declaration), and the Company covenants and agrees to prepay in full all Notes held by such holder or holders serving such notice; provided, however, that in the event Company Notice has in fact been given as hereinabove contemplated, such declaration shall be made within 30 days after receipt of such Company Notice.

      All prepayments on the Notes pursuant to this ss.6.1 shall be made by the payment of the aggregate principal amount remaining unpaid on such Notes together with accrued interest thereon to the date of such prepayment, plus a premium equal to 1% of such prepaid principal.

      Notwithstanding the provisions of ss.6.4, the Company may prepay all Notes held by any holder or holders who serve such notice on the Company without applying said prepayments ratably among all outstanding Notes.

      Section 6.2. Optional Prepayments. In addition to the prepayments required by ss.6.1 and upon compliance with ss.6.3, the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in units of $100,000 or an integral multiple of $10,000 in excess thereof) by payment of the principal amount of each Note, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the remainder of (x) the present value, discounted on a semiannually compounded basis utilizing an interest factor equal to the Reinvestment Yield of such Note, of the principal payments of such Note allocable to such prepayment and the scheduled interest payments on such Note allocable to such prepayment (in the case of any prepayment to be made on other than a regular interest payment date, after deducting from the next succeeding regular interest payment the amount of interest accrued to the prepayment date and required by this ss.6.2 to be paid in conjunction with the prepayment) from the respective dates on which, but for the prepayment under this ss.6.2, such principal payments and interest payments would have been payable, minus (y) the principal amount of such Note to be prepaid under this ss.6.2.

      For purposes of ss.6.2, "Reinvestment Yield" of each Note shall mean the lesser of (A) the interest rate borne by such Note and (B) the sum of 0.50% plus the arithmetic mean of the two most recent weekly average yields to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities equal to the remaining Weighted Average


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                           Third Amendment and Restatement of Purchase Agreement


Life to Maturity as of the date of the proposed prepayment of the Notes), as published by the Federal Reserve Board in its Statistical Release H.15(519) for the two calendar weeks ending on the Saturday next preceding such date or, if such average is not published for such period, of such reasonably comparable index as may be designated by the holder or holders of a least 66-2/3% of the unpaid principal amount of the Notes to be prepaid for such period. If no possible maturity exactly corresponds to such rounded Weighted Average Life to Maturity, yields for the two most closely corresponding published maturities shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Yield shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

      The "Weighted Average Life to Maturity" of any Indebtedness means as at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness by the then outstanding principal amount of such Indebtedness. The term "Remaining Dollar-years" of any Indebtedness means the amount obtained by (1) multiplying the amount of the repayment at final maturity, by the number of years (calculated at the nearest one-twelfth) which will elapse between the date of determination of the Weighted Average Life to Maturity of such Indebtedness and the date of that repayment at final maturity.

      Section 6.3. Notice of Prepayments. The Company will give notice of any prepayment of the Notes pursuant to ss.6.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the holder's Notes to be prepaid on such date, and (iii) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment. The Company will also give written notice to each holder by telex or other same-day written communication five days prior to the date fixed for prepayment of the premium, if any, applicable to such prepayment and the details of the calculations used to determine the amount of any such premium. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon shall become due and payable on the prepayment date.

      Section 6.4. Allocation of Prepayments. All partial prepayments pursuant toss.6.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

SECTION 7. SUBORDINATION OF NOTES.


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                           Third Amendment and Restatement of Purchase Agreement


      Section 7.1. Subordination to Senior Indebtedness. From and after the issuance of any Notes, the indebtedness evidenced by the Notes, and any renewals or extensions thereof, shall be wholly subordinate and junior in right of payment to any and all Senior Indebtedness of the Company, whether outstanding at the date of the Notes or incurred after such date, all in the manner and with the force and effect hereafter set forth:

            (a) In the event of any liquidation, dissolution or winding up of the Company, or of any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Company or its property, all principal and interest owing on all Senior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the Notes; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding) which shall be made upon or in respect of the Notes shall be paid over to the holders of such Senior Indebtedness, pro rata, for application in payment thereof unless and until such Senior Indebtedness shall have been paid or satisfied in full;

            (b) In the event that, pursuant to the terms of this Agreement, the Notes are declared or become due and payable because of the occurrence of any Event of Default described in ss.8.1 hereof or otherwise than at the option of the Company, under circumstances when the foregoing clause (a) shall not be applicable, the holders of the Notes shall be entitled to payments only after there shall first have been paid in full all Senior Indebtedness outstanding at the time the Notes so become due and payable because of any such event, or payment shall have been provided for in a manner satisfactory to the holders of such Senior Indebtedness; and

            (c) During the continuance of any failure in the payment of either principal or interest of any Senior Indebtedness when due, no payment of principal, premium or interest shall be made on the Notes, nor shall any acceleration of the maturity of the Notes pursuant to ss.8.3 hereof by any holder of the Notes be effective unless the maturity of such Senior Indebtedness has been accelerated, if either (i) notice (a "Payment Blockage Notice") of such failure in writing or by telegram has been given to the Company by any holder or holders of any Senior Indebtedness, provided that judicial proceedings shall be commenced with respect to such failure within one hundred eighty (180) days


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      and shall be pending thereafter, or (ii) judicial proceedings shall be pending in respect of such failure. No Payment Blockage Notice shall be effective to preclude any payment on or acceleration of the Notes if either (x) any other Payment Blockage Notice shall have been given within the 360-day period ending with the date of such Payment Blockage Notice or
      (y) an aggregate of three Payment Blockage Notices shall previously have been given. Any Payment Blockage Notice that is given at a time when a previous Payment Blockage Notice is in effect shall be disregarded for all purposes of this Agreement, including any determination of the number of Payment Blockage Notices that have been given for purposes of the preceding sentence of this Section. Notwithstanding anything contained in this ss.7.1(c) to the contrary, the holders of the Notes shall have the right during the period from such Payment Blockage Notice to the commencement of judicial proceedings to commence any action or proceeding to (i) preserve any of their rights that would otherwise be extinguished prior to the end of such period, and (ii) prevent a sale or transfer of assets or stock or a merger in contravention of the terms of this Agreement (it being understood that, in the case of both clauses (i) and (ii) of this sentence, all Senior Indebtedness of the Company then or thereafter due or declared to be due shall first be paid in full before the holders of the Notes shall be entitled to receive any payment from the Company of principal of, or premium or interest on, the Notes).

      Section 7.2. Proofs of Claim. The holder of each Note undertakes and agrees for the benefit of each holder of Senior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Notes and to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any Note so to do, any such holder of Senior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such Note to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instrument.

      Section 7.3. No Waiver. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company or the holders of Senior Indebtedness, or by any noncompliance by the Company with any of the terms, provisions and covenants of the Notes or the Agreements under which they are issued, regardless of any

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                           Third Amendment and Restatement of Purchase Agreement


knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

      Section 7.4. Rights of Holders of Senior Indebtedness. The Company agrees, for the benefit of the holders of Senior Indebtedness, that in the event that any Note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, the Company will give prompt notice in writing of such happening to the holders of Senior Indebtedness.

      Section 7.5. Rights of Holders of Notes. The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the holders of the Notes on the other hand, and nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company which is unconditional and absolute, to pay the principal, premium, if any, and interest on the Notes in accordance with their terms, nor shall anything herein prevent the holders of the Notes from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Senior Indebtedness as herein provided for.

SECTION 8. EVENTS OF DEFAULT WITH RESPECT TO NOTES AND REMEDIES THEREFOR.

      Section 8.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as the term is used herein:

            (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

            (b) Default shall occur in the making of any payment of the principal of any Note or the premium thereon at the expressed or any accelerated maturity date or at any optional or mandatory prepayment date; or

            (c) Default shall be made in the payment of the principal of or interest on any Indebtedness of the Company (other than the Notes) or any Subsidiary aggregating more than $2,000,000, as and when the same shall become due and payable in accordance with its terms (including any optional or required prepayment or redemption) and either (i) as the result of such default such Indebtedness is declared (or, in the case of Subordinated Indebtedness, may be declared) by the holders thereof to be, or becomes in accordance with its terms, due and payable before its stated maturity date or (ii) such default shall continue beyond the longer of 180 days or the period of grace, if any, allowed with respect thereto; or

            (d) The Company shall default in complying with any covenant under any indenture, agreement, or other instrument

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                           Third Amendment and Restatement of Purchase Agreement


      under which any Indebtedness (other than the Notes) of the Company or any Subsidiary aggregating more than $2,000,000 may be issued and as the result of such default the Indebtedness outstanding thereunder is declared (or, in the case of Subordinated Indebtedness, may be declared) by the holders thereof to be, or becomes in accordance with its terms, due and payable before its stated maturity date; or

            (e) Default shall occur in the observance or performance of any covenant or agreement contained inss.5.6 throughss.5.13 or inss.ss.5.15 or
      5.16 hereof;

            (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after notice thereof to the Company by the holder of any Note; or

            (g) If any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

            (h) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Company or such Subsidiary or for the major part of the property of either; or

            (i) A custodian, trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

            (j) Final judgment or judgments for the payment of money aggregating in excess of $250,000 is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

            (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any

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                           Third Amendment and Restatement of Purchase Agreement


      Subsidiary, are consented to or are not dismissed within 60 days after such institution.

      Section 8.2. Notice to Holders. When any Event of Default described in the foregoing ss.8.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness of the Company gives any notice to the Company or takes any other action known to the Company with respect to a claimed default, the Company agrees to give notice within five business days of such event to all holders of the Notes then outstanding, such notice to be in writing and sent by registered or certified mail or by telegram.

      Section 8.3. Acceleration of Maturities. When any Event of Default described in paragraph (a) or (b) of ss.8.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs
(c) through (j), inclusive, of said ss.8.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes at the time outstanding may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k) of ss.8.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent permitted by law, a premium in the amount of the amount which would be payable if the Company then had elected to prepay the Notes at a premium pursuant to ss.6.2. No course of dealing on the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

      Section 8.4. Rescission of Acceleration. The provisions of ss.8.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(j), inclusive, of ss.8.1, the holders of 66-2/3% in aggregate principal

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

            (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

            (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration underss.8.3) shall have been duly paid; and

            (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant toss.9.1; and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 9. AMENDMENTS, WAIVERS AND CONSENTS.

      Section 9.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% of the then outstanding shares of Preferred Stock and at least 66-2/3% in aggregate principal amount of the then outstanding Notes; provided that without the written consent of the holders of all of the Preferred Stock and Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment (including any prepayment required by ss.6.1) of the principal of, or the interest on, any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Preferred Stock or Notes required to consent to any such amendment, alteration or modification or any of the provisions of ss.7, ss.8 or this ss.9. Each and every holder of Preferred Stock or Notes, by acceptance thereof, shall undertake and agree to consider and respond to any request made by the Company with respect to this ss.9 without unreasonable delay.

     Section 9.2. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Preferred Stock and Notes and shall be binding upon them, upon each future holder of any Preferred Stock or any Notes and upon the Company, whether or not such Preferred Stock or Notes shall have been marked to indicate such amendment or waiver. No

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                           Third Amendment and Restatement of Purchase Agreement


such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 10. INTERPRETATION OF AGREEMENT; DEFINITIONS.

      Section 10.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined: "Affiliate" shall mean any Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly-owned Subsidiary, (ii) a disposition of property or assets at fair market value in the ordinary course of business or (iii) a disposition of obsolete assets in the ordinary course of business.

            "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as of the time of determination, the present value (discounted at 12.07% compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing
      (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such

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                           Third Amendment and Restatement of Purchase Agreement


      Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

            "Bank Debt" means, any loan agreement with a bank, finance company or other financial institution, including principal premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

            "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with generally accepted accounting principles; the amount of such obligation will be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Cash Flow", for any fiscal year, means the sum of (i) Consolidated Net Income for such fiscal year and, (ii) to the extent the following deferred charges are deducted in the calculation of Consolidated Net Income, the amortization of customer lists and other deferred charges included in the purchase price in connection with the acquisition of fuel oil distributorships (other than legal, accounting, financing and other transaction charges) and the amortization and depreciation of plant and equipment of the Company and its Subsidiaries for such fiscal year determined on a consolidated basis in accordance with generally accepted accounting principles.

            "Certificate of Designation" shall mean the Certificate of Designation adopted by the Board of Directors of the Company on February 12, 1997, establishing the 1997 Preferred Stock and setting forth the relative rights and

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                           Third Amendment and Restatement of Purchase Agreement


      preferences thereof, substantially in the form attached hereto as Exhibit
      A.

            The terms "Class A Common Stock", "Class B Common Stock" and "Class C Common Stock" shall each mean the class of equity securities designated as such in the Restated and Amended Articles of Incorporation of the Company.

            "Consolidated EBITDA Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to (A) such Indebtedness as if such Indebtedness had been incurred on the first day of such period, (B) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, and (C) the interest income realized by the Company and its Subsidiaries on the proceeds of such Indebtedness, to the extent not yet applied at the date of determination, assuming such proceeds earned interest at the Treasury Rate from the date such proceeds were received through such date of determination, (2) if since the beginning of such period the Company or any Subsidiary will have made any Asset Disposition, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness

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      after such sale) and (3) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) will have made an Investment in any Subsidiary (or any person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of the assets of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith the pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Company; provided, however, that such Officer shall assume (i) the historical sales and gross profit margins associated with such assets for the most recent consecutive 12-month period ended prior to the date of purchase for which financial statements are available (provided that the first month of such period will be no more than 18 months prior to such date of purchase), less estimated post-acquisition loss of customers (not to be less than 5%) and (ii) other expenses as if such assets had been owned by the Company since the first day of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

            "Consolidated Indebtedness" shall mean Indebtedness of the Company and its Subsidiaries on a consolidated basis as determined in accordance with generally accepted accounting principles.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Subsidiaries, determined on a consolidated basis, including (i) interest expense in respect of money borrowed and interest expense attributable to capital leases, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,
      (vi) interest actually paid by the Company or any such Subsidiary under


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Petroleum Heat and Power Co., Inc.
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      any guarantee of Indebtedness or other obligation of any other Person,
      (vii) net costs associated with Hedging Obligations (including amortization of fees), Preferred Stock dividends in respect of all Preferred Stock of Subsidiaries held by persons other than the Company or a Wholly-owned Subsidiary, (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan to pay interest or fees to any person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Company (but excluding interest expense associated with the accretion of principal on a non-interest bearing or other discount security) and (x) to the extent not already included in Consolidated Interest Expense, the interest expense attributable to Indebtedness of another person that is guaranteed by the Company or any of its Subsidiaries less interest income (exclusive of deferred financing fees) of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that Consolidated Interest Expense shall include such interest as may be paid by the Company or any Subsidiary to Star Gas only to the extent the amount of such interest paid during any period exceeds the dividends or other distributions on the Capital Stock of Star Gas distributed to the Company or any Subsidiary during such period.

            "Consolidated Net Income" of a person, for any period, means the aggregate of the Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, provided that (i) the Net Income of any other person (other than a Subsidiary) in which such person has an interest will be included only to the extent of the amount of dividends or distributions paid to such person, (ii) the Net Income of any person acquired by such person in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) any Net Income of any Subsidiary will be excluded if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to such person, except that (A) such person's equity in the Net Income of any such Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to such person as a dividend or other distribution (subject,


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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      in the case of a dividend or other distribution to another subsidiary, to the limitation contained in this clause) and (B) such person's equity in a net loss of any such Subsidiary for such period will be included in determining such Consolidated Net Income, (iv) the cumulative effect of a change in accounting principles will be excluded, and (v) dividends or other distributions on the Capital Stock of Star Gas distributed to the Company or any Subsidiary by Star Gas shall be included in Consolidated Net Income of the Company only to the extent such dividends or other distributions exceed during any period the amount of interest paid to Star Gas by the Company or any Subsidiary during such period.

            "Consolidated Net Worth" means the total consolidated stockholders' equity of the Company and its consolidated Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

            "Consolidated Operating Cash Flow", for any period, means the sum of
      (i) Consolidated Net Income for such period and (ii) depreciation and amortization expense of the Company and its Subsidiaries for such period, as determined in accordance with generally accepted accounting principles. Consolidated Operating Cash Flow of the Company and its Subsidiaries shall include the sum of the items enumerated in clauses (i) and (ii) above of all persons (and each of their subsidiaries, if any, on a consolidated basis) then or theretofore acquired for the 12 months ended with the most recently completed fiscal quarter for such person. Consolidated Operating Cash Flow of such acquired persons shall be determined on a pro forma basis, giving effect to the financial results of such persons as if they had been owned by the Company for the twelve months immediately preceding the date of acquisition of such persons.

            "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in ss.8.1.

            "EBITDA" for any period means the Consolidated Net Income for such period (but without giving effect to adjustments, accruals, deductions or entries resulting from purchase accounting, extraordinary losses or gains and any gains or losses from any Asset Dispositions), plus the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash expenses.


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            "Exchange Indenture" shall mean the Exchange Debenture Indenture substantially in the form appended as Annex A to the Certificate of Designation. "First Amendment" shall have the meaning set forth therefor in the introductory paragraphs to this Agreement.

            "Funded Debt" as applied to any person, means (a) Indebtedness incurred by such person with a stated maturity of more than one year from the date of incurrence; (b) any Indebtedness which, regardless of its term, may be renewed or extended at the option of the obligor to a date more than one year from the date of incurrence; and (c) any Indebtedness which by its terms or pursuant to the agreement under which it is issued, regardless of its term, may be paid with the proceeds of other Indebtedness, which may be incurred pursuant to the terms of such first-mentioned Indebtedness or the agreement under which such first Indebtedness is issued, which other Indebtedness has a stated maturity more than one year from the incurrence of such first-mentioned Indebtedness; excluding in each case (a), (b) and (c) Working Capital Borrowings.

            "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or
      (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other


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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

            "Hedging Obligations" of any person means the obligations of such person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such person against changes in interest rates or foreign exchange rates.

            "Indebtedness" of any person means, without duplication,

                  (i) the principal of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

                  (ii) all Capital Lease Obligations of such person and all
            Attributable Indebtedness in respect of Sale/Leaseback Transactions entered into by such person;

                  (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

                  (v) all obligations of the type referred to in clauses (i)
            through (iv) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including any guarantees of such obligations


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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            and dividends, including by means of any agreement which has the economic effect of a guarantee; and

                  (vi) all obligations of the type referred to in clauses (i)
            through (v) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

            "1997 Preferred Stock" shall have the meaning set forth therefor in ss.3.4.

            "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

            "Public Debentures" shall mean, collectively, the Company's 12-1/4% Subordinated Debentures due 2005, 10-1/8% Subordinated Notes due 2003 and 9-3/8% Subordinated Debentures due 2006.

            "Public Indentures" shall mean, collectively, (i) the Indenture dated as of February 9, 1995, the Indenture dated as of April 1, 1993 and the Indenture dated as of February 3, 1994, each between the Company and Chemical Bank (now Chase Manhattan Bank), as Trustee thereunder, (ii) the Exchange Indenture and (iii) any other indenture or other agreement under which the Company may issue Subordinated Indebtedness.

            "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

            "Senior Indebtedness" is defined as Indebtedness which the Company is permitted to have outstanding at any time under the provisions of the Agreement, except Indebtedness which by its terms is not superior in right of payment to the Notes. Senior Indebtedness, however, shall not include
      (a) indebtedness or amounts owed for compensation to employees, or for goods or materials purchased in the ordinary course of business, or for services or (b) indebtedness of the Company to a Subsidiary or Affiliate for money borrowed or advances from such Subsidiary or Affiliate. The Company's outstanding Public Debentures will not constitute Senior Indebtedness and will rank pari passu with the Notes.

            "Senior Notes" shall mean the $60,000,000 aggregate principal amount Senior Notes of the Company issued or to be issued under the separate Note Purchase Agreements each dated as of February 1, 1997 and between the Company and each of the respective Purchasers named therein.


                                      -38-
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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            "Sevin Group" shall mean the Estate of Malvin P. Sevin and trusts created thereunder, Audrey L. Sevin, Irik P. Sevin, Thomas J. Edleman, Margot Gordon and Phillip Ean Cohen and any trust over which such person have sole voting power.

            "Star Gas" shall mean Star Gas Corporation, a Delaware corporation.

            "Stated Maturity" means, with respect to any Indebtedness, the date specified in such Indebtedness, or in any agreement pursuant to which such Indebtedness was incurred, as the fixed date on which the principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Subordinated Indebtedness" shall mean all Indebtedness of the Company, other than Senior Indebtedness.

            The term "Subsidiary" means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and a Subsidiary of the Company or by a Subsidiary of the Company or (ii) any other person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and a Subsidiary of the Company, direct or indirectly, at the date of determination thereof, has at least 50% ownership interest or over which it exercises control; provided, however, that Star Gas, and any Person owned or controlled directly or indirectly by Star Gas, shall not be a Subsidiary.

            "Traber Group" means (i) all the holders of Class C Common Stock of the Company as listed on Schedule II hereto who are not members of the Sevin Group, (ii) any person who is, or concurrently with the transfer of shares to such person becomes, a party to the shareholders agreement among the holders of Class C Common Stock of the Company dated November 25, 1986, as amended and restated through the Effective Date, and (iii) any trust over which persons described in clause (i) or (ii) have sole voting power.

            "Treasury Rate" as of any date of determination means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to such date of determination (or, if such Statistical Release is no longer


                                      -39-
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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      published, any publicly available source of similar market date)) of one year.

            "2001 Notes" shall mean, collectively, the $6,250,000 original aggregate principal amount 14.10% Subordinated Notes of the Company due January 15, 2001 and the $6,250,000 original aggregate principal amount 14.10% Senior Notes of the Company due January 15, 2001 outstanding under the Sixth Amendment and Restatement of Note Agreement dated as of February 1, 1997 between the Company and the Purchasers named therein.

            "2002 Notes" shall mean the $60,000,000 aggregate principal amount Senior Notes of the Company due October 1, 2002 issued or to be issued under the separate Note Agreements, each dated as of February 1, 1997 between the Company and the respective Purchasers named therein.

            "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

            "Working Capital Borrowings" shall mean, on any date of determination, all Indebtedness of the Company and its Subsidiaries on a consolidated basis incurred to finance current assets, excluding the excess of current liabilities over current assets on such date (determined in accordance with generally accepted accounting principles).

      Section 10.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

      Section 10.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 11. MISCELLANEOUS.


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                           Third Amendment and Restatement of Purchase Agreement


      Section 11.1. Designation of Observers; Until such time as the Restated and Amended Articles of Incorporation have been amended as required by ss.5.17, if and whenever (a) dividends on the Preferred Stock shall be in arrears and shall not have been fully paid or shall not have been declared and a sum sufficient for the payment thereof set aside, for four semi-annual dividends (whether consecutive or not) on all shares of the Preferred Stock at the time outstanding, (b) any mandatory redemption payment to be made pursuant to Article III, paragraph 1(b) or (c) of the Restated and Amended Articles of Incorporation of the Company shall not be made on the date specified for such redemption of Preferred Stock pursuant thereto or (c) a Voting Rights Triggering Event occurs under Section 7(c) of the Certificate of Designation, then and in any such event
(i) each holder of 40% or more of the then outstanding shares of Preferred Stock and, (ii) if at the time specified in (a) or (b) above there shall be no holder of 40% or more of the then outstanding shares of Preferred Stock, the holders of 66-2/3% or more, in the aggregate, of the then outstanding shares of Preferred Stock, shall have the right, by written instrument filed with the Secretary of the Company, to appoint an observer who shall be entitled (i) to receive the same notice in respect of all meetings (both regular and special) of the Board of Directors of the Company (the "Board") as are required to be furnished to members of the Board by law or by the Articles or By-laws of the Company, (ii) to attend all meetings of the Board, (iii) to receive all information and reports and all requests for written consent which are furnished to members of the Board and (iv) to participate in all discussions conducted at meetings of the Board. Such observers shall not constitute members of the Board and shall not be entitled to vote on any matters presented to the Board. In the event the Company shall at any time fail to perform fully and completely its obligations under this Section 11.1, any holder of shares of Preferred Stock shall, in addition to all other rights or remedies available at law or in equity, have the right to petition any court with jurisdiction in the premises for an order enjoining the Company specifically to perform said obligations, it being recognized that monetary damages are not adequate compensation for any such failure. Such right of each holder of 40% or more of the then outstanding shares of Preferred Stock (or of the holders of 66-2/3% or more of the then outstanding shares of Preferred Stock) may be exercised until (a) all dividends in arrears on the Preferred Stock shall have been paid in full or declared and funds sufficient therefore set aside and (b) all mandatory redemption payments shall have been made, and when such dividends and payments have been so paid or provided for such right of each holder of 40% or more of the then outstanding shares of Preferred

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


Stock (or of the holders of 66-2/3% or more of the then outstanding shares of Preferred Stock) shall cease, but subject always to the same provisions for the vesting of such rights in the case any one semi-annual dividend payment shall in the future be in arrears or any mandatory redemption payment shall in the future not be made when due.

      If, at any time at which the holders of the Preferred Stock shall have appointed observers as provided above and while the holders of Preferred Stock shall be entitled to appoint observers as provided above, one or both of such observers shall retire, resign or die, the holder or holders of Preferred Stock who appointed such observer or observers shall be entitled to appoint a replacement observer or observers in the manner set forth above.

      Section 11.2. Agreement to Amend Charter. At the first meeting of the shareholders of the Company which occurs after the Effective Date, and in any event not later than August 1, 1997, the Company shall submit to and recommend for approval by its shareholders an amendment to the Restated and Amended Articles of Incorporation of the Company, in a form approved in writing by the holders of the Preferred Stock, pursuant to which terms relating to voting rights and rights upon Change of Ownership applicable to the Preferred Stock will be conformed to the corresponding terms applicable to the 1997 Preferred Stock and the definition of "Change of Ownership" set forth in such Restated and Amended Articles of Incorporation applicable to the Preferred Stock will be conformed to the definition thereof set forth in ss.6.1 hereof; provided that, except as specifically provided in this ss.11.2, no amendments or other modifications will be made to any terms of the Restated and Amended Articles of Incorporation applicable to the Preferred Stock.

      Section 11.3. Direct Payment. Notwithstanding anything to the contrary in this Agreement, the Restated and Amended Articles of Incorporation of the Company, the Preferred Stock or the Notes, in the case of any Preferred Stock or Notes owned by you or your nominee or owned by any other institutional holder which has given written notice to the Company requesting that the provisions of this Section shall apply, the Company will promptly and punctually pay when due all amounts payable with respect to such Preferred Stock or Notes, without any presentment thereof, directly to you or such subsequent holder at your address set forth in Schedule I hereto or at such other address as you or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for you on Schedule I to this Agreement or in any written notice to the Company from you or any such subsequent holder, the Company will make such payments in immediately available funds to such bank

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


account, marked for attention as indicated, or in such other manner or to such other account of yours or of such holder in any bank in the United States as you or any such subsequent holder may from time to time direct in writing.

      The holder of any Preferred Stock to which this Section applies agrees that in the event it shall sell or transfer any such Preferred Stock it will, prior to the delivery of any certificate evidencing such Preferred Stock, make a notation thereon of the number of shares, if any, evidenced by such certificate which have been redeemed and the date to which dividends have been paid with respect to the shares evidenced by such Certificate.

      The holder of any Notes to which this Section applies agrees that in the event it shall sell or transfer any such Notes it will, prior to the delivery thereof, make a notation thereon of all principal, if any, prepaid on such Notes and the date to which interest has been paid on such Notes.

      With respect to Preferred Stock or Notes to which this Section applies, the Company shall be entitled to presume conclusively that the holder remains the holder thereof until the Company shall have received notice from such holder of the transfer of such Preferred Stock or Notes and of the name and address of the transferee, or such Preferred Stock or Notes shall have been presented to the Company in the manner described in ss.11.4 hereof.

      Section 11.4. Registration and Transfers of the Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may prescribe, any Note issued pursuant to this Agreement.

      At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

      The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered holder.

      Section 11.5. Exchange of Preferred Stock and Notes. (a) At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of any Preferred Stock

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


initially delivered or any Preferred Stock substituted therefor pursuant to the provisions of this Agreement and, upon surrender of the certificate or certificates evidencing such Preferred Stock at its office, the Company will deliver, in exchange therefor without expense to the holder, except as set forth below, certificates for the same number of outstanding shares of Preferred Stock as were then evidenced by the certificate so surrendered in any denomination of whole shares as such holder shall specify, dated as of the date of transfer. Such certificates shall be registered in the name of such Person or Persons as may be designated by such holder. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

      (b) At any time, and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to ss.11.4, this ss.11.5 or ss.11.6, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, Notes for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $100,000 or any amount in excess thereof as such holder shall specify (or such lesser amount as may be necessary to reflect any Note with an outstanding principal amount of less than $100,000), dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

      Section 11.6. Loss, Theft, etc. of Preferred Stock or Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any certificate evidencing Preferred Stock or any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the certificate or Note, the Company will make and deliver without expense to the holder thereof, a new certificate or Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated certificate or Note. If the initial Purchasers or any subsequent institutional holder is the owner of any such lost, stolen or destroyed certificate or Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of

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Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


the certificate or Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new certificate or Note other than the written agreement of such owner to indemnify the Company.

      Section 11.7. Repurchase of Preferred Stock or Notes. Except as specifically provided herein or in the Restated and Amended Articles of Incorporation of the Company, neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase, or make any offer to repurchase, any Preferred Stock or Notes unless the offer has been made to repurchase such Preferred Stock or Notes, pro rata, from all holders thereof at the same time and upon the same terms. In case the Company repurchases any Preferred Stock or Notes, such Preferred Stock or Notes shall thereafter be cancelled and, except as provided in ss.4 hereof, no Preferred Stock or Notes shall be issued in substitution therefor.

      Section 11.8. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Preferred Stock or Notes, adequately insured to you at your home office or at such other place as you may designate and all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Preferred Stock or Notes, whether or not any Preferred Stock or Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

      Section 11.9. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed by registered or certified mail or air express courier, addressed to you at your address appearing on Schedule I hereto or such other address as you or the subsequent holder of any Preferred Stock or Notes may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or air express courier to the Company at Post Office Box 1457, Stamford, Connecticut 06904, Attention:
President or to such

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


other address as the Company may in writing designate to you or to a subsequent holder of the Preferred Stock or Notes.

      Section 11.10. Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and its respective successors and assigns and shall inure to its benefit and to the benefit of its successors and assigns, including each successive holder or holders of any Preferred Stock or Notes and to the benefit of the Company and its successor and assigns.

      Section 11.11. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Effective Date or the Note Closing Date, shall survive the closings and the delivery of this Agreement and the Preferred Stock and Notes.

      Section 11.12. Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

      Section 11.13. Governing Law. This Agreement and the Preferred Stock and Notes issued and sold hereunder shall be governed by and construed in accordance with New York law.

      Section 11.14. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                                   ARTICLE II

                           AMENDMENTS TO SCHEDULES AND
                    EXHIBITS TO EXISTING PURCHASE AGREEMENTS

      Schedules I and II and Exhibits A through L of the Existing Purchase Agreements are hereby amended in their entirety so that the same shall henceforth read as provided in Schedule I and II and Exhibits A through Exhibit K attached hereto.

                                   ARTICLE III

                                  MISCELLANEOUS

      Section 3.1. Ratification of Existing Purchase Agreements. Except as amended and restated herein, the terms and provisions of the Existing Purchase Agreements and the Preferred Stock are hereby ratified, confirmed and approved in all respects.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      Section 3.2. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but altogether one and the same instrument.

      Section 3.3. Fees and Expenses. The Company agrees to pay all reasonable fees and expenses of you and your special counsel connection with the preparation of this Agreement.

      Section 3.4. References to Original Purchase Agreements. Any and all notices, requests, certificates and any other instruments, including the Preferred Stock, may refer to the Original Purchase Agreements or the Existing Purchase Agreements or the Purchase Agreements dated as of August 1, 1989 without making specific reference to this Agreement, but nevertheless all such references shall be deemed to include this Agreement unless the context shall otherwise require.

      Section 3.5. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

     Section 3.6. Consent to Issuance of 1997 Preferred Stock. Pursuant to
Article III, paragraph (1)(g)(iv) of the Restated and Amended Articles of Incorporation of the Company, each of you hereby consents to the Company's issuance of 1,200,000 shares (of the 2,000,000 shares authorized) of its 1997 Preferred Stock pursuant to the terms of the Certificate of Designation.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                                 Signature Page


The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                                        PETROLEUM HEAT AND POWER CO., INC.


                                        By
                                           Its

Accepted as of the date first above written.

                                        [VARIATION]

                                        By
                                           Its

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                                 TOTAL NUMBER OF
                                SHARES OF PREFERRED       AMOUNT OF LIQUIDATION
      NAME AND ADDRESS           STOCK HELD ON THE       PREFERENCE REPRESENTED
         OF HOLDERS                EFFECTIVE DATE             BY SUCH SHARES

JOHN HANCOCK MUTUAL LIFE              25,000                    $2,500,000
  INSURANCE COMPANY
(for the General Account)

John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117

Payments

All payments on or in respect of the Preferred Stock or Notes shall be made by bank wire transfer of Federal or other immediately available funds for credit no later than 12 noon Boston time (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Preferred Stock, dividend or other payment" or "Petroleum Heat and Power Co., Inc., Subordinated Notes due 1999, principal or interest or other payments", as the case may be) to:

            The First National Bank of Boston
            (ABA #011 000 390)
            100 Federal Street
            Boston, Massachusetts  02110
            Attention:  Insurance Division

            for the account of John Hancock
            Mutual Life Insurance Company's
            Private Placement Collection Account
            Account No. 541-55417
            on order of Petroleum Heat and
            Power Co., Inc.

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) (a) the full name and dividend rate of the Preferred Stock and (b) allocation of payment between dividends and redemptions, or (2) (a) the full name, interest rate and maturity date of the Notes or other obligations and (b) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, and all notices with respect to prepayments or redemptions, both scheduled and unscheduled, whether partial or in full, and notice of maturity, shall be delivered or mailed to:

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            John Hancock Mutual Life
            Insurance Company
            John Hancock Place
            200 Clarendon Street
            Boston, Massachusetts  02117
            Attention:  Accounting Division T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

            John Hancock Mutual Life
            Insurance Company
            John Hancock Place
            200 Clarendon Street
            Boston, Massachusetts  02117
            Attention:  Bond and Corporate Finance Department, T-57

Name of Nominee in which Certificates are to be issued:  None

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                               TOTAL NUMBER OF
                             SHARES OF PREFERRED       AMOUNT OF LIQUIDATION
NAME AND ADDRESS               STOCK HELD ON THE       PREFERENCE REPRESENTED
  OF HOLDERS                   EFFECTIVE DATE             BY SUCH SHARES

JOHN HANCOCK MUTUAL                 37,500                   $3,750,000
LIFE INSURANCE COMPANY

(Guaranteed Benefit Sub-Account)
John Hancock Place
200 Clarendon Street
Boston, Massachusetts  02117
Payments

All payments on or in respect of the Preferred Stock or Notes shall be made by bank wire transfer of Federal or other immediately available funds for credit no later than 12 noon Boston time (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Preferred Stock, dividend or other payment" or "Petroleum Heat and Power Co., Inc., Subordinated Notes due 1999, principal or interest or other payments", as the case may be) to:

            The First National Bank of Boston
            (ABA #011 000 390)
            100 Federal Street
            Boston, Massachusetts  02110
            Attention:  Insurance Division

            for the account of John Hancock
            Mutual Life Insurance Company's
            Private Placement Collection Account
            Account No. 541-55417
            on order of Petroleum Heat and
            Power Co., Inc.

Notices

Contemporaneous with the above wire transfer, advice setting forth (1) (a) the full name and dividend rate of the Preferred Stock and (b) allocation of payment between dividends and redemptions, or (2) (a) the full name, interest rate and maturity date of the Notes or other obligations and (b) allocation of payment between principal and interest and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, and all notices with respect to prepayments or redemptions, both scheduled and unscheduled, whether partial or in full, and notice of maturity, shall be delivered or mailed to:

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


            John Hancock Mutual Life
            Insurance Company
            John Hancock Place
            200 Clarendon Street
            Boston, Massachusetts  02117
            Attention:  Accounting Division T-10

All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

            John Hancock Mutual Life
            Insurance Company
            John Hancock Place
            200 Clarendon Street
            Boston, Massachusetts  02117
            Attention:  Bond and Corporate Finance Department, T-57

Name of Nominee in which Certificates are to be issued:  None

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                                  TOTAL NUMBER OF
                                 SHARES OF PREFERRED       AMOUNT OF LIQUIDATION
NAME AND ADDRESS                 STOCK HELD ON THE       PREFERENCE REPRESENTED
  OF HOLDERS                       EFFECTIVE DATE             BY SUCH SHARES

THE NORTHWESTERN MUTUAL             62,500                     $6,250,000
LIFE INSURANCE COMPANY

720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department

Telefacsimile Number:  (414) 299-7124

Payments

All payments on or in respect of the Preferred Stock or Notes shall be made by bank wire transfer of immediately available funds for credit no later than 12 noon Boston time (which shall identify each payment as "Petroleum Heat and Power Co., Inc., Preferred Stock, dividend or other payment" or " Petroleum Heat and Power Co., Inc., Subordinated Notes due 1999, principal or interest or other payments", as the case may be) to:

            Bankers Trust Company
            (ABA #0210-01033)
            16 Wall Street
            Insurance Unit 4th Floor
            New York, New York  10015
            for credit to The Northwestern Mutual Life
            Insurance Company's Account No. 00-00-027

Notices

All notices and communications, to be addressed as first provided above, except notices with respect to payment, and written confirmation of each such payment, to be addressed Attention: Investment Operations, Telefacsimilie Number (414) 299-2111

Name of Nominee in which Notes are to be issued:  None
Taxpayer I.D. Number:  39-0509570

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                                    EXHIBIT A
                           CERTIFICATE OF DESIGNATION

                                    [TO COME]

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                         PETROLEUM HEAT AND POWER, INC.
                                 THIRD AMENDMENT

                               CLOSING CERTIFICATE

The Holders of 1989 Preferred Stock listed on Schedule I to the Third Amendment referred to below

      This certificate is delivered in compliance with the requirements of the Third Amendment and Restatement of Purchase Agreement dated as of February 1, 1997 (the "Third Amendment") entered into by the undersigned, Petroleum Heat and Power, Inc., a Minnesota corporation (the "Company"), with each of you, as a condition and concurrently with the effectuation on the date hereof of the Third Amendment. Capitalized terms used herein shall have the same meanings as in the Third Amendment.

      The undersigned represents and warrants to each of you as follows:

            1. The undersigned is the duly elected, qualified and acting ________ of the Company and is familiar with the operations, records and affairs of the Company;

            2. The representations and warranties of the Company set forth in
      Section 3 of the Third Amendment are true and correct on and with respect to the date hereof;

            3. The Company has performed all of its obligations under the Third Amendment which are to be performed on or prior to the date hereof;

            4. No Default or Event of Default has occurred and is continuing;
      and

            5. As of the date hereof, the 1997 Preferred Stock has been duly and validly issued and is fully paid and non-assessable.

            Dated: February ____, 1997

                                        PETROLEUM HEAT AND POWER, INC.


                                        By
                                           Its ____________________

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                       DESCRIPTION OF CHAPMAN AND CUTLER'S
                                 CLOSING OPINION

      The closing opinion of Chapman and Cutler, special counsel to the holders of the Preferred Stock (the "Holders"), called for by ss.3.2 of the Third Amendment and Restatement of Purchase Agreement (the "Amendment and Restatement"), shall be dated the Effective Date and addressed to the Holders, shall be satisfactory in form and substance to the Holders and shall be to the effect that:

      (1) The Company is a corporation, duly organized and existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to enter into and perform the Amendment and Restatement;

      (2) The Amendment and Restatement has been duly authorized, executed and delivered by the Company and all provisions of the Amendment and Restatement pertaining to the Preferred Stock and other matters (other than the Notes) constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally;

      (3) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any United States governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Amendment and Restatement. The opinion of Chapman and Cutler shall also state that the opinion of Philips Nizer Benjamin Krim & Ballon LLP called for by ss.3.2 is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Holders are justified in relying thereon and shall cover such other matters relating to the execution and delivery of the Amendment and Restatement as the Holders may reasonably request. With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


           DESCRIPTION OF PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP'S
                         PREFERRED STOCK CLOSING OPINION

      The closing opinion of Phillips Nizer Benjamin Krim & Ballon LLP, which is called for by ss.3.2 of the Third Amendment and Restatement of Purchase Agreements (the "Amendment and Restatement"), shall be dated the Effective Date and addressed to the Holders, shall be satisfactory in scope and form to the Holders and shall cover the matters referred to in paragraphs 1, 2 and 3 of Exhibit C and shall also be to the effect that:

      (1) The Certificate of Designation of the Company in the form attached to the Amendment and Restatement as Exhibit A has been duly adopted by all necessary corporate action on the part of the Company, has been filed with the Secretary of State of the State of Minnesota and constitutes the legal and valid Certificate of Designation of the Company;

      (2) Each Subsidiary is a corporation duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more wholly-owned Subsidiaries, or by the Company and one or more wholly-owned Subsidiaries;

      (3) The Company has full power and authority and is duly authorized to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of the Company have been duly issued, are fully paid and non-assessable;

      (4) None of the transactions contemplated in the Amendment and Restatement will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations, G, T and X of the Board of Governors of the Federal Reserve System (12 CFR, Chapter II);

      (5) To the best of such counsel's knowledge and belief, after due inquiry, the Company is not a party under or bound by any contract, indenture, agreement, instrument, order of any court, or governmental agency, rule or regulation known to such counsel, or any note, debenture, bond, or other security known to such counsel, under the terms of or pursuant to which the Company's right and obligation to declare and pay the dividends on the Preferred Stock or to otherwise make distributions in respect of the Preferred Stock or to make mandatory redemptions of shares of the Preferred Stock pursuant to the provisions of the Restated and Amended Articles of Incorporation of the Company is expressly limited or restricted (not including as such covenants or other provisions requiring the maintenance of levels of shareholders' equity, net worth, cash flow and current assets);

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      (6) The 1997 Preferred Stock when issued by the Company will be duly and validly issued, fully paid and non-assessable; and

      (7) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Amendment and Restatement.

      With respect to matters of fact on which the opinion of Phillips Nizer Benjamin Krim & Ballon LLP is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                       PETROLEUM HEAT AND POWER CO., INC.
                            ______ SUBORDINATED NOTE
                               DUE AUGUST 1, 1999

No. R-                                                    ________________, 19__

      PETROLEUM HEAT AND POWER CO., INC., a Minnesota corporation (the "Company"), for value received, hereby promises to pay to or registered assigns,
                       on the first day of August, 1999

                           the principal amount of
                           DOLLARS ($_____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of ____% per annum from the date hereof until maturity, payable semi-annually on the first day of each February and August in each year commencing on the first such date after the date of issue hereof, and at maturity. The Company agrees to pay interest on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of ____% per annum after due, whether by acceleration or otherwise, until paid. The principal hereof and interest hereon and premium, if any, are payable at the principal office of the Company in Stamford, Connecticut in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

      This Note is one of the Subordinated Notes of the Company in the aggregate principal amount not to exceed $25,000,000 issued or to be issued under and pursuant to the terms and provisions of separate and several Purchase Agreements each dated as of August 1, 1989, entered into by the Company with the original purchasers therein referred to (as amended and restated, the "Purchase Agreements") and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Purchase Agreements to all the benefits and security provided for thereby or referred to therein, to which Purchase Agreements reference is hereby made for the statement thereof.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


      This Note and the other Notes outstanding under the Purchase Agreements may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Purchase Agreements.

      The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 6 of the Purchase Agreements.

      This Note and the indebtedness evidenced hereby is and shall at all times be and remain junior and subordinate in right of payment to any and all Senior Indebtedness of the Company as defined in the Purchase Agreements, all to the extent more fully set forth in said Purchase Agreements.

      This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                        PETROLEUM HEAT AND POWER CO., INC.

                                        By
                                           Its

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                       PETROLEUM HEAT AND POWER CO., INC.
                            NOTE CLOSING CERTIFICATE

                          [To Be Addressed to Holders
                               of Preferred Stock]

Ladies and Gentlemen:

      This certificate is delivered to you in compliance with the requirements of the separate Purchase Agreements dated as of August 1, 1989 (as amended, the "Agreements"), entered into by the undersigned, Petroleum Heat and Power Co., Inc., a Minnesota corporation (the "Company"), with each of you, and as an inducement to and as part of the consideration for your exchange on this date of shares of Series A Exchangeable Preferred Stock (the "Preferred Stock") of the Company, for ____% Subordinated Notes due August 1, 1999 (the "Notes") of the Company pursuant to the Agreements. The terms which are capitalized herein shall have the same meanings as in the Agreements.

      The Company represents and warrants to you as of the date hereof that each and every representation and warranty of the Company set forth in Section 2.1 of the Agreements are true and correct as of the date hereof.

      The Company further represents and warrants to you as of the date hereof that the proceeds of the Notes being issued on the date hereof (such proceeds being the shares of Preferred Stock being exchanged) will be used [Description of use of proceeds] and will not be used in a manner which would violate or result in a violation of Section 7 of the Securities Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Chapter II. The Company further represents and warrants to you as of the date hereof that [either] neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin security" within the meaning of said Regulation G and none of the proceeds of the Notes, will be used to purchase, or refinance, any borrowing, the proceeds of which were used to purchase any "security" within the meaning of the Securities Exchange Act of 1934, as amended [or] the Company does own or intend to carry or purchase any margin security or use the proceeds of the Notes as aforesaid, and the Company has so notified you of such fact in writing, and you have not objected in writing on the grounds that such ownership or intention to purchase or carry would cause you or the Company to be in violation of Regulations G, T and X or the Securities Act of 1934.

      Dated:

                                       PETROLEUM HEAT AND POWER CO., INC.
                                       By
                                          Its

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                     DESCRIPTION OF NOTE CLOSING OPINION OF
                           SPECIAL COUNSEL TO HOLDERS

      The closing opinion of special counsel to the holders of Preferred Stock (the "Holders"), called for by ss.4.2 of the Purchase Agreements, shall be dated the Note Closing Date and addressed to the Holders, shall be satisfactory in form and substance to the Holders and shall be to the effect that:

      (1) The Company is a corporation, duly organized and existing and in good standing under the laws of the State of Minnesota, has all requisite corporate power and authority to enter into and perform the Purchase Agreements and to issue the Notes and incur the Indebtedness to be evidenced thereby;

      (2) The Purchase Agreements have been duly authorized, executed and delivered by the Company and all provisions of the Purchase Agreements pertaining to the Notes and other matters (other than the Preferred Stock) constitute the legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally;

      (3) The Notes have been duly authorized by proper corporate action on the part of the Company, have been duly executed by authorized officers of the Company and delivered and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency or similar laws and legal and equitable principles affecting or limiting the enforcement of creditors' rights generally;

      (4) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any United States governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Purchase Agreements or the Notes; and

      (5) The issuance and delivery of the Notes in exchange for the Preferred Stock under the circumstances contemplated by the Purchase Agreements is an exempt transaction under the Securities Act of 1933, as amended, and does not under existing law require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture in respect thereof under the Trust Indenture Act of 1939.

      The opinion of special counsel to the Holders shall also state that the opinion of counsel to the Company called for by ss.4.2 of the Purchase Agreements is satisfactory in scope and form to special counsel to the Holders and that, in their opinion, the Holders are justified in relying thereon and shall cover such other matters relating to the exchange of the Preferred Stock for the Notes as the Holders may reasonably request. With respect to matters of fact upon which such opinion is based, special counsel to the Holders may rely on appropriate certificates of public officials and officers of the Company.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                     DESCRIPTION OF NOTE CLOSING OPINION OF
                             COUNSEL TO THE COMPANY

      The closing opinion of counsel to the Company, which is called for by ss.4.2 of the Purchase Agreement, shall be dated the Note Closing Date and addressed to the holders of Preferred Stock (the "Holders"), shall be satisfactory in scope and form to the Holders and shall cover the matters referred to in paragraphs 1 through 5 of Exhibit G and shall also be to the effect that: The issuance and delivery of the Notes in exchange for the Preferred Stock and the performance by the Company of the Purchase Agreements as they pertain to the Notes and other matters (other than the Preferred Stock) do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any lien or encumbrance upon any of the property of the Company pursuant to the provisions of the Articles of Incorporation, Certificate of Designation or By-laws of the Company or any agreement or other instrument known to such counsel after due investigation to which the Company is a party or by which the Company may be bound.

      With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                     DESCRIPTION OF NOTE CLOSING OPINION OF
                        MINNESOTA COUNSEL TO THE COMPANY

      The closing opinion of Dorsey & Whitney, which is called for by ss.4.2 of the Purchase Agreement, shall be dated the Note Closing Date and addressed to the Holders, shall be satisfactory in form and substance to the Holders and shall be to the effect that:

      (1) The Company is a corporation, duly organized and existing and in good standing under the laws of the State of Minnesota, has all requisite corporate power and authority to enter into and perform the Purchase Agreements and to issue the Notes and incur the Indebtedness to be evidenced thereby;

      (2) The Purchase Agreements and the Notes have been duly authorized by proper corporate action on the part of the Company;

      (3) No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Minnesota governmental body, state or local, is necessary in connection with the execution and delivery of the Purchase Agreements or the Notes; and With respect to matters of fact upon which the opinion of Dorsey & Whitney is based, such counsel may rely on appropriate certificates of public officials and officers of the Company.

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                           SUBSIDIARIES OF THE COMPANY

1.    SUBSIDIARIES:


                                      JURISDICTION OF       PERCENTAGE OF VOTING
   NAME OF SUBSIDIARY                 INCORPORATION         STOCK OWNED BY
                                                            COMPANY AND EACH
                                                            OTHER SUBSIDIARY

A. P. Woodson Company                 Washington, D.C.            100%
C.B.W. Realty Corp. of Connecticut    Connecticut                 100%
Marex Corporation                     Maryland                    100%
Maxwhale Corp.                        Minnesota                   100%
Ocennet Fuel Oil Corp.                Connecticut                 100%
Ortep of Connecticut, Inc.            Connecticut                 100%
Ortep of New Jersey, Inc.             New Jersey                  100%
Ortep of Pennsylvania, Inc.           Pennsylvania                100%
Ortep of Staten Island, Inc.          New York                    100%
Petro/Crystal Corp.                   New York                    100%
Petro, Inc.                           Delaware                    100%
Public Fuel Services Co., Inc.        New York                    100%
Reliance Utilities Corp.              New York                    100%

Petroleum Heat and Power Co., Inc.
                           Third Amendment and Restatement of Purchase Agreement


                         DESCRIPTION OF DEBT AND LEASES

1. Current Debt of the Company and its Subsidiaries outstanding as of January 31, 1997 is as follows:


Current portion of 14.10% Subordinated Notes                  $1,050,000
Current portion of 14.10% Senior Notes                         1,050,000
Current portion of other Long-Term Debt                          947,000
Working capital borrowings                                    35,000,000
                                                             -----------
                                                             $38,047,000
                                                             ===========

2. Funded Debt of the Company and its Subsidiaries outstanding as of January 31, 1997 is as follows:

Senior and Subordinated Notes due 10/01/1998                 $60,000,000
14.10% Senior and Subordinated Notes                           6,200,000
10.125% Subordinated Notes                                    50,000,000
9-3/8% Subordinated Debentures                                75,000,000
12-1/4% Subordinated Debentures                               81,250,000
Other Long-Term Notes                                         16,687,000
                                                            ------------
                                                            $289,137,000
                                                            ============

3. Long-Term Leases of the Company and its Subsidiaries outstanding as of January 31, 1997 are as follows:

Leased Facilities                                            $22,500,000

4. Capitalized Leases of the Company and its Subsidiaries outstanding as of January 31, 1997 are as follows:

      None.